Exhibit 10.1

FIRST AMENDMENT AND WAIVER

This First Amendment and Waiver (this “First Amendment”) is entered into as of April 15, 2002 by and among TC PipeLines, LP, a Delaware limited partnership (the “Borrower”), the Lenders party to the Credit Agreement referred to below, and Bank One, NA, as agent for such Lenders.  The parties hereto agree as follows:

WHEREAS, the Borrower and Bank One, NA, individually and as Agent, entered into that certain Credit Agreement dated as of August 22, 2000 (the “Agreement”), pursuant to which the Lenders party thereto agreed to make extensions of credit available to the Borrower on the terms and conditions set forth therein; and

WHEREAS, the Borrower has requested that the Lenders remove from the Agreement the requirement that its accountants report on the existence of Defaults under the Agreement.

NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower, the Agent, and the Lenders hereby agree as follows:

Section 1.  Defined Terms.  Capitalized terms used and not otherwise defined in this First Amendment shall have the meanings attributed to them in Article I of the Agreement.

Section 2.  Amendment of Agreement.  Upon the satisfaction of the conditions precedent set forth in Section 5 of this First Amendment but effective as of the date hereof, the Agreement shall be amended by deleting in its entirety Section 6.1(a) of the Agreement and substituting in lieu thereof the following new Section 6.1(a):

“(a)  Within 105 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Borrower’s independent certified public accountants) audit report certified by independent chartered accountants acceptable to the Lenders, prepared in accordance with GAAP for itself and its consolidated Subsidiaries, if any, including a balance sheet as of the end of such period, a related profit and loss statement, and related statements of changes in partner’s capital and cash flows, accompanied by any management letter prepared by said accountants.”

Section 3.  Waiver.  By its signature below each of the undersigned Lenders hereby specifically waives any violation of Section 6.1(a) of the Agreement and any Default or Unmatured Default caused thereby to the extent such violation or Default or Unmatured Default was caused by the Borrower’s failure to deliver the report of its accountants required by clause (ii) of Section 6.1(a) of the Agreement with respect to the Borrower’s fiscal years ended December 31, 2000 and December 31, 2001.  This specific waiver is limited to the express circumstances described herein and shall not be construed to constitute (i) a waiver of any other event, circumstance or condition or of any other right or remedy available to the Agent or any Lender pursuant to the Agreement, or (ii) a consent to any departure by the Borrower or any Subsidiary from any other term or requirement under the Agreement.

Section 4.  Representations and Warranties.  In order to induce the Lenders to execute and deliver this First Amendment, the Borrower hereby confirms, reaffirms and restates as of the date hereof the representations and warranties set forth in Article V of the Agreement provided that such representations and warranties shall be and hereby are amended as follows: each reference therein to “this Agreement” (including, without limitation, each such a reference included in the term “Loan Documents” and all indirect references such as “hereby”, “herein”, “hereof” and “hereunder”) shall be deemed to be a collective reference to the Agreement, this First Amendment and the Agreement as amended by this First Amendment.  A Default under and as defined in the Agreement as amended by this First Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the foregoing sentence of this Section 4 shall be materially false as of the date on which made.

Section 5.  Conditions Precedent.  This First Amendment and the amendment and waiver provided for herein shall become effective as of the date hereof on the date on which this First Amendment shall have been duly executed and delivered by the Agent and the Borrower on one counterpart.

Section 6.  Effect on the Agreement.  Except to the extent of the specific amendment and waiver provided for herein, all of the representations, warranties, terms, covenants and conditions of the Agreement and the other Loan Documents (i) shall remain unaltered, (ii) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (iii) are hereby ratified and confirmed in all respects.  Upon the effectiveness of this First Amendment, all references in the Agreement (including references in the Agreement as amended by this First Amendment) to “this Agreement” (including, without limitation, each such a reference included in the term “Loan Documents” and all indirect references such as “hereby”, “herein”, “hereof” and “hereunder”) shall be deemed to be a collective reference to the Agreement as amended by this First Amendment.

Section 7.  Expenses.  The Borrower shall reimburse the Agent for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution and delivery of this First Amendment.

Section 8.  Entire Agreement.  This First Amendment, the Agreement as amended by this First Amendment and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

Section 9.  Headings.  The headings, captions, and arrangements used in this First Amendment are for convenience only and shall not affect the interpretation of this First Amendment.

SECTION 10.  GOVERNING LAW.  THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS LOCATED IN ILLINOIS.

Section 11.  Counterparts.  This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this First Amendment by signing any such counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment and Waiver to be duly executed as of the date first above written.

TC PIPELINES LP

By:	TC PipeLines GP, Inc.,
its general partner

By:	/s/ Russell K. Girling
Name: Russell K. Girling
Title: Chief Financial Officer

By:	/s/ Rhondda E. S. Grant
Name: Rhondda E. S. Grant
Title: Secretary

BANK ONE, NA,
Individually and as Agent

By:	/s/ Kenneth J. Fatur
Kenneth J. Fatur
Title:	Director, Capital Markets